                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement (No. 333-_____) of Superior National Insurance Group, Inc. on Form S-1 of our report dated June 19, 1998 on the combined financial statements of the Insurance Operations of Business Insurance Group, Inc. as of December 31, 1997 and 1996 and for the three years ended December 31, 1997 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

July 6, 1998